Press Release
FOR IMMEDIATE RELEASE

Contact: Sandra Novick, SVP Senior Vice President Corporate Secretary (631) 537-1001, ext. 7263

(Bridgehampton, NY - April 21, 2006) Bridge Bancorp, Inc. (the “Company”) (NASDAQ®/OTCBB: BDGE), the holding company for The Bridgehampton National Bank (the “Bank,” “BNB”), today reported earnings for the first quarter of 2006. Net income for the three months ended March 31, 2006 was $1,939,000 compared to earnings of $2,250,000 for the same period last year, a decrease of $311,000. Diluted earnings per share for the first quarter 2006 decreased $0.05, or 13.9%, to $0.31 from $0.36 per diluted share for the first quarter of 2005. Positioning the balance sheet for the future, interest rate risk management included the repositioning of a portion of the available for sale investment securities portfolio resulting in a net loss of $257,000 during the first quarter of 2006.

Thomas J. Tobin, President and Chief Executive Officer of Bridge Bancorp, Inc. commented on the Company’s results of operations, “Growing profits in a flat or inverted yield curve environment presents significant challenges to community banks across the country that rely heavily on taking advantage of the interest rate spread between short term and long term rates. The long end of the treasury yield curve remained stubbornly flat through the first quarter of 2006, while at the same time, intense competition for deposits and rising short term rates drove up funding costs.”

Mr. Tobin continued, “The Bank remained focused on growing demand deposits, which increased 10.8% for the first quarter of 2006 over the same period last year. Our present funding mix is comprised of a sound level of core deposits, with demand deposits reaching 37.7% of total deposits at March 31, 2006. Core deposits are important relative to funding costs, and we remain committed to growing our deposit base through increased market share in existing markets and continued branch expansion. The Bank opened its newest branch office in Westhampton Beach in December 2005. In just four months, the branch grew to $3,600,000 in deposits, with 64.5% in low cost demand deposits. We are also pleased to report that during the first quarter of 2006, the Bank entered a conditional lease agreement for a full service branch office in Cutchogue, NY. A third quarter 2006 opening is planned.”

The Bank experienced total loan growth of 1.2% to $300,723,000 at March 31, 2006, from $297,101,000 at the same date last year. The pace of credit activity accelerated during the first three months of 2006, and we anticipate loan growth as we begin to realize benefits of the recent expansion and redeployment of our lending team.”

Mr. Tobin concluded, “Competition is good for business. It’s good for local businesses and consumers to have choices, and also benefits the Bank to be able to differentiate itself from the competition through its commitment to customer service and customer satisfaction. On the operations side, our historically strong efficiency ratio points to our commitment to prudent spending. It is tempting in today’s operating environment to take cost cutting initiatives to a short-sighted extreme, at the risk of a decrease in the level of service provided to customers. We are committed to maintaining a high quality staff and a competitive product menu as we continue to balance our growth objectives with the resources required to deliver consistently high level service.”

The Bridgehampton National Bank operates retail branches in Bridgehampton, East Hampton, Greenport Village, Hampton Bays, Mattituck, Montauk, Peconic Landing in Greenport, Sag Harbor, Southampton, Southampton Village, Southold, and Westhampton Beach.

Attached to this release are selected financial highlights for the quarter.

This report may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company. Words such as “expects,” “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intend,” “may,” “outlook,” “predict,” “project,” “would,” “estimates,” “assumes,” “likely,” and variations of such similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking, lending and other areas; origination volume in the Company’s consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from the abstract subsidiary and banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies. For this presentation, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demand for loan products; demand for financial services; competition; changes in the quality and composition of the Bank’s loan and investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values and other factors discussed elsewhere in this report, and in other reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

-more-

BRIDGE BANCORP, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Condition (unaudited)
(In thousands)

	March 31,	December 31,	March 31,
	2006	2005	2005
ASSETS
Cash and cash equivalents	$13,219	$15,675	$13,907
Investment in debt and equity securities, net:
Securities available for sale, at fair value	178,727	182,801	183,517
Securities, restricted	1,125	1,377	1,979
Securities held to maturity	10,131	10,012	21,270
Loans	300,723	302,264	297,101
Less: Allowance for loan losses	(2,379)	(2,383)	(2,302)
Loans, net	298,344	299,881	294,799
Banking premises and equipment, net	15,871	15,640	13,997
Accrued interest receivable and other assets	7,597	8,058	6,588
Total Assets	$525,014	$533,444	$536,057

LIABILITIES AND STOCKHOLDERS' EQUITY
Demand deposits	$175,877	$190,426	$158,753
Savings, N.O.W. and money market deposits	252,381	233,728	256,686
Certificates of deposit of $100,000 or more and other time deposits	38,357	43,871	64,716
Overnight borrowings	8,900	14,500	5,500
Other liabilities and accrued expenses	2,983	4,268	4,147
Total Stockholders' Equity	46,516	46,651	46,255
Total Liabilities and Stockholders' Equity	$525,014	$533,444	$536,057

BRIDGE BANCORP, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Income (unaudited)
(In thousands, except per share amounts)
	Three months ended March 31,
	2006	2005

Interest income	$7,555	$6,912
Interest expense	1,576	916
Net interest income	5,979	5,996
Provision for loan losses	-	-
Net interest income after provision for loan losses	5,979	5,996

Other income	996	958
Net security (losses) gains	(257)	63
Other expenses	3,769	3,568
Income before income taxes	2,949	3,449

Provision for income taxes	1,010	1,199
Net income	$1,939	$2,250
Basic earnings per share	$0.31	$0.36
Diluted earnings per share	$0.31	$0.36
Weighted average common shares	6,204	6,259
Weighted average common and common equivalent shares	6,232	6,319